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                                                                    EXHIBIT 99.1

                              ALLIED HOLDINGS, INC

                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in its oversight of:

         - the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company,

         - the independent accountants their report on the financial reports of the Company, and

         - the adequacy of the system of internal controls and compliance with material policies and laws, including the Company's Code of Conduct;

The function of the Committee is one of oversight and review. Management of the Company is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board of Directors (the "Board") recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statement and other financial information provided by the Company to its shareholders and others.

The ultimate accountability of the independent accountants is to the Committee, and the Committee ultimately has the authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

COMPOSITION AND STRUCTURE

The Committee shall consist of not less than three directors designated by the Board. The Board must affirmatively determine that the members of the Committee meet the independence and qualification requirements of the American Stock Exchange (the "AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC").

If the Board seeks to appoint one director to the Committee who is not independent under AMEX listing standards but who does satisfy the requirements of Rule 10A-3 under the Exchange Act, the Company may appoint such person to the Committee in exceptional and limited circumstances as long as the Board determines that membership on the Committee by the individual is in the best interests of the Company and its shareholders. The Company must disclose the identity of this individual, the nature of the relationship that makes that individual

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not independent and the reasons for the Board's determination. Such a member may not serve for a period of time in excess of two consecutive years and may not serve as chair of the Committee.

Disclosure will be made in the proxy statement regarding the independence of Committee members pursuant to AMEX listing standards.

One member of the Committee may be designated by the Company's Board of Directors as an "audit committee financial expert" (as defined by the rules and regulations of the SEC), and the identity of such member shall be disclosed in the Company's proxy statement. If no member of the Committee qualifies as an audit committee financial expert, the Company must disclose this fact in its proxy statement and state why the Committee does not have a member who meets applicable standards.

At least one member of the Committee must be "financially sophisticated" in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert is presumed to qualify as financially sophisticated.

Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

MEETINGS

The Committee may meet as often as necessary, but not less than on a quarterly basis.

One member of the Committee shall be appointed as chairperson (the "Chairperson"). The Chairperson shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer, the General Counsel of the Company, the lead independent audit partner and the director of Internal Audit. A member of the Committee who is determined by the Board to be not independent may serve as Chairperson of the Committee.

RESPONSIBILITIES AND AUTHORITY

The following functions shall be common recurring activities of the Committee in carrying out its purpose set forth in this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carryout any other

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responsibilities and duties delegated to it by the Board from time to time related to the purpose of the Committee outlined in this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Committee that the Committee deems appropriate or necessary. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties, and the Company shall provide for appropriate funding, as determined by the Committee for the payment of (a) compensation to the independent auditor(s) engaged for the purpose of preparing or issuing the audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent advisors employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

To fulfill its responsibilities and duties, the Committee shall:

The Independent Auditor

1. The Committee shall be directly responsible for the appointment (subject, at the discretion of the Board, to shareholder ratification), compensation, retention and oversight of the work of the registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing another audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

2.       Oversee the independence of the auditor by:

                  - Ensuring that the independent auditors prepare and deliver on an annual basis a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, and reviewing and discussing with the independent auditor, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor.

                  - Pre-approving all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to and in accordance with Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the Committee's pre-approval policy, as it may be amended from time to time.

Financial Reporting

1. The Committee shall discuss with the independent auditor the (i) results of its audits, including the auditor's judgment about the quality, and not just the acceptability under Generally Accepted Accounting Principles, of the Company's accounting principles as

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         applied in its financial reporting, (ii) all critical accounting policies and practices to be used, and (iii) all material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

2.       The Committee shall review with management and the independent auditor
         (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues as the adequacy of the Company's internal controls and any special audit steps adopted in light of material deficiencies, (ii) analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of alternative GAAP methods on the financial statements, and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

3. The Committee shall discuss with the Company's General Counsel any legal matters that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

4. The Committee shall review management's evaluation of the adequacy of the Company's internal control structure and the extent to which major recommendations made by the independent auditors and the internal auditors have been implemented.

5. The Committee shall review the services provided by the internal auditing functions, including:

                  - The planned scope for the internal audit program, its objectives, and the staff required to attain these objectives.

                  - The report which details the activities of the internal auditing department of the preceding period.

                  - The working relationship between the internal auditing department and independent auditors.

6. The Committee shall review with the independent auditor any problems or difficulties encountered during the course of the review or audit, including any restrictions on the scope or work or access to required information and management's response.

7. The Committee shall review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer regarding: (i) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company's ability to record, process, summarize and report financial data; and (ii) any fraud, material or otherwise, that involves management or others.

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Ethical and Legal Compliance/General

1.       The Committee shall be responsible for establishing procedures for:

                  - The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

                  - The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

2. Review and approve in advance any proposed "related party" transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

3. The Committee shall monitor compliance with the Company's Code of Conduct.

Reports

1. The Committee shall prepare the report of the Committee to be included in the Company's annual proxy statement.

2. The Committee shall report regularly to the Board (i) with respect to such matters as are relevant to the Committee's discharge of its responsibilities, (ii) with respect to such recommendations as the Committee may deem appropriate, and (iv) the Committee's conclusions with respect to the independent auditor. The report to the Board may take the form of an oral report by the chair or any other member of the Committee designated by the Committee to make such report.

REVIEW AND APPROVAL OF CHARTER

The Committee shall review and reassess the adequacy of this charter annually and recommend modifications to the Board as needed.

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